Mcglen Micro and Adrenalin Interactive Announce Consummation of Merger and Formation of New Entity -- Mcglen Internet Group


LOS ANGELES--(BUSINESS WIRE)--Dec. 3, 1999--

Company to Continue Trading as ADRN as Company

Awaits Approval of NASDAQ Symbol Change to MIGS

Mcglen Micro, a leading Southern California e-Commerce company, and Adrenalin Interactive, Inc. (NASDAQ: ADRN) announced today the proposed merger between the two companies has been consummated and a new company, the Mcglen Internet Group
(MIG)(www.mcglen.net), has been formed as a result.

"We are excited about the opportunities that the now consummated merger brings to Mcglen Micro as we continue to focus on the creation of a leading internet operating company called MIG," said George Lee, MIG's Chief Executive Officer. "With the tremendous opportunity to provide global access to products and services for business' and consumers leveraging the Internet before us, we are poised to move into the future with a solid foundation and focus," Lee added.

MIG's vision is to continue to build unique storefront exchanges that provide specific and personalized access, based on an individual's needs, allowing the company to serve as a personal intermediary between buyers and sellers. MIG will leverage its proprietary network infrastructure and transactional engine to provide an operational foundation for the management of current storefront exchanges, as well as for the creation of any new storefront exchanges.

Mcglen Micro, founded in 1996, has been an early and profitable pioneer in the field of business to consumer (B2C) e-commerce based retailing of computing hardware and peripheral products to consumers, individual business professionals and small office home office (SOHO) markets through its Mcglen.com (www.mcglen.com) internet storefront exchange. With the acquisition of Access Micro, Inc. (www.accessmicro.com) a separately focused storefront exchange serving the needs of the business to business (B2B) marketplace, such as corporate markets, high-end technology consumers and early adopters of technology, Mcglen Micro, Inc. has provided a balance to its portfolio of over 150,000 products and services to meet the varied needs of the 200,000+ business and consumer-oriented customers it currently serves.

"The market has validated the MIG model and our company is well positioned to be a leader in the online e-commerce of technology products including, computing, communications and entertainment products while also providing an opportunity to move into other category leaders in a variety of new and expanding markets," said Robert Brown, MIG's Executive Vice President and Chief Marketing Officer. He added that, "with the additional financial resources available to the company and access to public markets, MIG will be able to accelerate its growth and carve out a significant share of the exploding demand for business to consumer storefront exchanges."


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For additional  information  regarding the merger,  please refer to the Form 8-K filed with the Securities and Exchange Commission.

The Mcglen Internet Group (MIG)(NASDAQ:ADRN) is a leading e-commerce based internet operating company (IOC) focused on creating branded, internet storefront exchanges, providing unlimited global access to technology oriented products and services for business to business (B2B) and business to consumer
(B2C) marketplaces. MIG has developed a unique distributed network enterprise and distribution system mated to an array of unique storefront exchanges that are popular with business and consumer oriented customers. The corporate offices are located in Tustin, CA.

The statements set forth above with respect to the acquisition, the benefits thereof and the potential growth of the combined company are forward looking statements within the meaning of that term in the Private Securities Litigation Reform Act of 1995. As such, they are inherently uncertain and should not be unduly relied upon. As to potential future growth, uncertainties include the ability to successfully integrate the companies' businesses, technologies and management, the availability of sufficient capital to expand the businesses, customer acceptance on new products, competition and other uncertainties associated with integrating businesses after acquisitions and growth.

CONTACT:

Mcglen Internet Group

Robert Brown, Exec. VP

949/797-9007

949/851-0251 (fax)

or

Wolfe Axelrod Associates

Stephen D. Axelrod, CFA

Bella Wagner (Media)

212/370-4500

212/370-4505 (fax)

KEYWORD: CALIFORNIA

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BW1174  DEC 03,1999

7:08 PACIFIC

10:08  EASTERN